UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7, 2014

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 7, 2014, UBV Holding Company, Inc., a wholly-owned subsidiary of United Bankshares, Inc. (“United”), submitted redemption notices to Wilmington Trust Company, as Trustee, to redeem the trust preferred securities listed below. Under applicable regulatory capital guidelines issued by bank regulatory agencies, upon notice of the redemption, the amount of trust preferred securities that will be redeemed will no longer qualify as Tier 1 capital for United. The Federal Reserve Board did not object to the redemption of the securities. The redemptions will be funded with excess cash currently available to United.

Trust	Interest Rate	Redemption Price	Principal Amount Outstanding	Principal Amount to be Redeemed	Redemption Date
Sequoia Capital Trust I	10.18%	103.563%	$2,000,000	$2,000,000	December 8, 2014
VCBI Capital Trust IV	10.20%	100.000%	$25,000,000	$25,000,000	December 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date:	November 7, 2014	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice President,
Treasurer, Secretary and Chief Financial Officer